SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 Amendment No. 1



                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) January 13, 2006


                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                     NEVADA
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                 (State or Other Jurisdiction of Incorporation)

             000-27365                             88-0440528
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      (Commission File Number)          (I.R.S. Employer Identification No.)


             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
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               (Address of Principal Executive Offices) (Zip Code)


                                 (509) 736-7000
               ---------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


Section 8 - Other Events

     Item 8.01 Other Events.

Change in Patent And Copyright License Agreement.

Due to the extended work involved in completing the Manakoa Compliance Services release the company was unable to deliver the working version of the software on or before the January 1, 2006 deadline. On January 9, 2006, the exclusive license was formally terminated by Los Alamos National Laboratory, and a new non-exclusive license was presented for acceptance.

On January 13, 2006, Manakoa Services Corporation entered into a new non-exclusive Patent and Copyright License Agreement with the Regents of the University of California and Los Alamos National Laboratory. Manakoa Services Corporation paid a non-refundable License Issue Fee in the amount of $50,000 and a Technical Assistance Fee in the amount of $15,000. Any amount not used in excess of $1,000 of the Technical Assistance Fee will be refunded.

License rights

The Company acquires Non-exclusive license rights to a certain Network Topology Mapper Patent and certain Network Mapper Software and Quarantine Software copyrights.

In consideration for the license, the Company agreed to the following payments:

     o    $50,000 License Issue Fee;
     o    $15,000 Technical Assistance Fee;
     o Annual license fees due and payable as follows: July 1, 2006 $10,000; July 1, 2007 $30,000; July 1, 2008 $40,000; and $40,000 per year continuing each
July 1st, through 2021.

In addition, royalties equal to 12% of net sales are due quarterly during the term of the agreement.

Milestones and Contingencies include: A product available for inspection by 12/31/2007; and first commercial sale by 12/31/2008.

This non-exclusive license was formally accepted on January 13, 2006.

The original terms of the agreement were disclosed in an 8K filing dated July 7, 2005.The Audited Financials were filed November 21,2005. See also Amended 10QSB/A filing dated January 25, 2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  2/21/06                        By:/s/  James C. Katzaroff
                                       -----------------------------------
                                       Name:   James C. Katzaroff
                                       Title:  Chief Executive Officer